Exhibit 10.2

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of November 5, 2020, is entered into by and between Libbey Inc., a Delaware corporation (the “Company”), and Libbey Holdings Inc., a Delaware corporation (“Holdings”).

RECITALS

WHEREAS, the Company currently owns all of the outstanding stock of Libbey Glass Inc., a Delaware corporation (“Libbey Glass”, and such stock, “Libbey Glass Stock”);

WHEREAS, as contemplated by the First Amended Joint Plan of Reorganization for Libbey Glass Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court in the District of Delaware [Docket No. 574] (including the plan supplements and all other exhibits and schedules thereto, in each case, as may be further amended, modified or supplemented from time to time, the “Plan”), and upon the terms and subject to the conditions of this Agreement, the Company desires to contribute to Holdings all of the Libbey Glass Stock (the “Contribution”) in exchange for 100 shares of common stock, par value $0.01, of Holdings (“Holdings Stock”);

WHEREAS, immediately following the Contribution, Libbey Glass will convert from a Delaware corporation into a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act (the “Conversion”);

WHEREAS, Holdings was formed as of the date hereof under the laws of the State of Delaware; and

WHEREAS, the Contribution shall take effect as of the date hereof immediately following formation of Holdings.

AGREEMENT

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

Contribution/Acceptance. In accordance with the Plan, and effective as of the date hereof, the Company hereby agrees to make the Contribution to Holdings, and Holdings agrees to issue the Holdings Stock, free and clear of all liens, in exchange for the Contribution and to record such Shares on its books and records.

2.	Representations and Warranties. Each party hereto hereby represents and warrants that, as of the date hereof:

2.1.	Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of such party.

2.2.

Due Execution and Delivery, Enforceability. This Agreement has been duly executed and delivered by such party in accordance with its terms and represents a legal, valid and binding obligation of each such party.

3.

Intended Tax Treatment & Plan of Reorganization. For U.S. federal income tax purposes (and applicable state and local income tax purposes), the parties intend that the Contribution, together with the Conversion, will qualify as a reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Intended Tax Treatment”). None of the parties hereto (or any of their affiliates) shall take a position on any tax return or in any proceeding that is inconsistent with the Intended Tax Treatment. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under Section 368 of the Code.

4.	Miscellaneous.

4.1.

Further Assurances. The parties hereto shall at any time and from time to time after the date hereof execute and deliver such further instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel for the parties hereto, and take such other action as the parties hereto may reasonably request in order to more effectively convey, transfer and vest full and complete ownership of the Libbey Glass Stock and the Holdings Stock.

4.2.

Waiver; Amendment. Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing executed by the parties hereto.

4.3.

Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be declared illegal, void or unenforceable in any respect by a court of competent jurisdiction, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

4.4.

Section and Other Headings. The section headings contained in this Agreement and the schedules thereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.5.

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS PROVISION THEREOF, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS PROVISION THEREOF.

4.6.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart to this Agreement by facsimile or PDF file will be deemed to be delivery of an original executed counterpart to this Agreement.

4.7.	Third Party Rights. Nothing in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto and their respective successors, any rights.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LIBBEY GLASS INC.

By:	/s/ Jennifer M. Jaffee
Name:	Jennifer M. Jaffee
Title:	Senior Vice President, General Counsel and
Secretary

Signature Page to Contribution and Exchange Agreement

LIBBEY HOLDINGS INC.

By:	/s/ Jennifer M. Jaffee
Name:	Jennifer M. Jaffee
Title:	Senior Vice President, General Counsel and
Secretary

Signature Page to Contribution and Exchange Agreement